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                                                                   EXHIBIT 10.1

                           LIFE MEDICAL SCIENCES, INC.

         STOCK PURCHASE AGREEMENT made as of this 15th day of December, 2000 among Life Medical Sciences, Inc., a Delaware corporation (the "Company"), and the undersigned investors (each an "Investor" and collectively the "Investors").

         WHEREAS, the Company has authorized the sale and issuance of 500,000 shares of its Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred") in a private placement to accredited investors (the "Private Placement") on the terms and conditions hereinafter set forth, and each Investor desires to acquire the number of shares of Series A Preferred set forth opposite its name on the signature page hereto.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.       AGREEMENT FOR PURCHASE AND SALE; DELIVERY

         1.1. PURCHASE AND SALE. At the Closing (as defined below), the Company will sell to each Investor, and each Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of shares of Series A Preferred set forth opposite such Investor's name on the signature page hereto at a purchase price of $1.00 per share.

         1.2. CLOSING. The closing of the sales of Series A Preferred (the "Closing") shall occur at a place and time (the "Closing Date") to be agreed upon by the Company and the Investors. At the Closing, the aggregate purchase price payable by each Investor shall be paid by wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto against delivery of a duly executed stock certificate registered in the name of the Investor representing the shares of Series A Preferred purchased by such Investor.

         1.3. COMPANY CLOSING CONDITIONS. The Company's obligation to close shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) Investors shall have executed this Agreement for the purchase of shares of Series A Preferred with an aggregate purchase price of at least $500,000; (b) receipt by the Company of the purchase price in same day funds for the shares of Series A Preferred being purchased hereunder; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

         1.4. INVESTOR CLOSING CONDITIONS. Each Investor's obligation to purchase the number of shares of Series A Preferred set forth opposite its name on the signature page hereto shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) Investors shall have executed this Agreement and delivered payment for the purchase of shares of Series A Preferred with an aggregate purchase price of at least $500,000; (b) the Investor's receipt of an opinion addressed to it of the Company's counsel in the form attached hereto as Exhibit B; and (c) the accuracy of the representations and warranties made by the


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Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing.

         1.5. ACQUISITION. The Company and the Investors acknowledge that the Company intends to negotiate with Phairson, a company organized under the laws of the United Kingdom, for the acquisition of certain assets of Phairson (the "Acquisition") for a number of shares equal to 2/3 of the outstanding shares of Company Common Stock on the date hereof. The Company and the Investors acknowledge that there can be no assurance that the Acquisition will be completed on the foregoing terms or at all.

         1.6. SECOND FINANCING. The Company and the Investors acknowledge that the Company intends to seek further equity financing of at least $4,500,000, which financing is contemplated to close simultaneously with the Acquisition (the "Second Financing"). The Company and the Investors acknowledge that the terms of the securities to be issued in the Second Financing will be negotiated by the Company and the investors party thereto and that there can be no assurance that the Second Financing will be completed. The Company agrees to refrain from taking any action with respect to such financing that would adversely impact the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), being relied upon for the sale of Series A Preferred hereunder.

II.      REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor, as to itself only, represents to the Company as follows:

         2.1. RISK. The Investor recognizes that its purchase of Series A Preferred involves a high degree of risk in that: (i) the Company has incurred losses since inception; at December 31, 1999, the Company had an accumulated deficit of approximately $36,388,000; and the Company requires substantial funds in addition to the proceeds of this private placement to continue its plan of operations; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Series A Preferred; (iii) the Investor may not be able to liquidate the Investor's investment; and (iv) transferability of the Series A Preferred is extremely limited. Furthermore, the proceeds of this private placement are projected to last only a limited period of time (approximately four months). The Investor has read the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "10-K").

         2.2. ACCREDITED INVESTOR. The Investor represents that the Investor is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by the Investor's responses to the Confidential Purchaser Questionnaire (a form of which is attached to this Agreement as Exhibit C) and that the Investor is able to bear the economic risk of an investment in the Shares.

         2.3. INVESTMENT EXPERIENCE. The Investor acknowledges that the Investor has prior investment experience, including investment in non-listed and non-registered securities, or the Investor has employed the services of an investment advisor to evaluate the merits and risks of an investment in the shares of Series A Preferred on the Investor's behalf, and that the Investor recognizes the highly speculative nature of the Investor's investment.


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         2.4. DILIGENCE. The Investor acknowledges receipt and careful review of the 10-K, the three reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (the "SEC") since the filing of the 10-K, and the definitive proxy statement filed by the Company with the SEC in connection with the Company's 2000 Annual Meeting of Stockholders. The Investor hereby represents that the Investor has been furnished by the Company during the course of this transaction with all information regarding the Company which the Investor had requested or desired to know, that all documents which could be reasonably provided have been made available for the Investor's inspection and review, and that such information and documents have, in the Investor's opinion, afforded the Investor with substantially all of the same information that would be provided the Investor in a registration statement filed under the Securities Act; and that the Investor has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Private Placement, and any additional information which the Investor had requested. The Investor hereby represents that, except as set forth in this Agreement, no representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Investor is not relying on any information, other than (i) information contained in the 10-K and other filings made by the Company with the SEC, (ii) the representations made by the Company herein and (iii) the results of independent investigation by the Investor.

         2.5. UNREGISTERED OFFERING. The Investor hereby acknowledges that the sale of Series A Preferred has not been registered under the Securities Act because of the Company's intention that this be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Securities Act. The Investor represents that the shares of Series A Preferred are being purchased for the Investor's own account, for investment and not for distribution or resale to others. The Investor agrees that the Investor will not sell or otherwise transfer the shares of Series A Preferred unless they are registered under the Securities Act or unless an exemption from such registration is available. The Investor understands that the shares of Series A Preferred have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which may depend, in part, upon the accuracy of the Investor's representations in the Confidential Purchaser Questionnaire delivered by the Investor to the Company.

         2.6. RULE 144. The Investor understands that Rule 144 ("Rule 144") promulgated under the Securities Act requires, among other conditions, a one-year holding period as a condition to the reseller not being deemed to be an underwriter in any resale of "restricted" securities (as defined in Rule 144). The Investor consents that the Company may, if it desires, permit the transfer of the Shares out of the Investor's name only when the Investor's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the sale is made in compliance with Rule 144 or that an exemption from registration is otherwise available. The Investor agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Investor contained herein or in the Confidential Purchaser Questionnaire or any sale or distribution by the Investor in violation of the Securities Act.

         2.7. LEGENDS. The Investor consents to the placement of a legend on any certificate or other document evidencing the shares of Series A Preferred being purchased by it stating that


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they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

         2.8. ADDRESS. The Investor hereby represents that the address of Investor furnished by the Investor on the signature pages of this Agreement is the undersigned's principal residence if the Investor is an individual or its principal business address if it is a corporation or other entity.

         2.9. LIQUIDATION EVENT. The Investor agrees that neither the Acquisition nor the Second Financing shall (i) constitute a Liquidation Event for purposes of Section 4 of the Certificate of Designations for the Series A Preferred or (ii) trigger any anti-dilution adjustment under Section 6 of the Certificate of Designations for the Series A Preferred.

III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as otherwise described in the 10-K and other documents filed by the Company with the SEC subsequent to the filing of the 10-K, the Company represents and warrants to each Investor as follows:

         3.1. ORGANIZATION. The Company is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Attached hereto as Exhibits D and E, respectively, are true and complete copies of the Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, and no proceedings have begun or are contemplated for the amendment of such documents. The Certificate of Designations applicable to the Series A Preferred Stock included in Exhibit D has been filed with, and accepted by, the Secretary of State of the State of Delaware.

         3.2. DUE AUTHORIZATION. The Company has all requisite power and authority to sell and issue the shares of Series A Preferred Stock being sold hereunder, to reserve and issue the Common Stock ("Common Stock") issuable upon conversion of such Series A Preferred Stock (the "Conversion Shares"), and to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3. NON-CONTRAVENTION. The execution and delivery of this Agreement, the issuance and sale of the shares of Series A Preferred Stock and the Conversion Shares, the fulfillment of

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the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such conflict, violation or default is likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its property, where such conflict, violation or default is likely to result in a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, where such lien, encumbrance, claim, security interest or restriction is likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale of the Series A Preferred Stock or the Conversion Shares, other than such as have been made or obtained.

         3.4.     CAPITALIZATION.

                  (a) The capitalization of the Company is described in the 10-K and subsequent reports on Form 10-Q (the "SEC Documents") as of the dates set forth therein. The Company has not issued any capital stock since September 30, 2000 other than 64,249 shares of Common Stock issued upon exercise of options outstanding prior to such date. The shares of Series A Preferred Stock to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free of all liens and encumbrances (other than liens and encumbrances resulting from an Investor's legal obligations). The Company has duly reserved 5,000,00 Conversion Shares. When issued, the Conversion Shares will be duly and validly issued, fully paid and nonassessable, free of all liens and encumbrances (other than liens and encumbrances resulting from an Investor's legal obligations). The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

                  (b) Attached hereto as Schedule 3.4(b) is a schedule of all outstanding options, warrants, and other instruments convertible directly or indirectly into Common Stock, which schedule includes the exercise price of each such instrument and any applicable vesting restrictions. Except as set forth on such Schedule, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to


                                     - 5 -

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which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

                  (c) No preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the shares of Series A Preferred Stock hereunder or the issuance of the Conversion Shares upon conversion of the Series A Preferred.

                  (d) The Company does not own any securities of any other entity. The Company is not subject to any obligation, contingent or otherwise, to repurchase or otherwise acquire or retire any of its securities or any options, warrants, or other rights to acquire any of its securities, nor will the Company be obligated to provided registration rights to any person (except to the Investors as contemplated herein).

                  (e) Except as set forth in Schedule 3.4(e), no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. The Company covenants that to the extent any such acceleration may be effected at the option of the Company or its Board of Directors, no such acceleration shall be effected in connection with this Agreement, the Acquisition or the Second Financing. The Company is not a party or otherwise subject to any agreement or understanding, and there is not, to the Company's knowledge, any agreement or understanding between any persons or entities, that affects or relates to the voting or giving of written consents with respect to any security of the Company, or the voting by or for a director of the Company, including without limitation voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to capital stock of the Company.

                  (f) Other than with respect to the Company's publicly-traded warrants, the transactions contemplated hereby will not alter the terms of any of the Company's securities, including without limitation, terms relating to conversion or exercise prices and amounts.

         3.5. LEGAL PROCEEDINGS. There is no legal or governmental proceeding pending to which the Company is a party or of which the business or property of the Company is subject, except as disclosed in the SEC Documents.

         3.6. NO VIOLATIONS. The Company is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect nor is the Company in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company


                                      - 6 -

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is bound or by which the property of the Company is bound, which would be reasonably likely to have a Material Adverse Effect.

         3.7. GOVERNMENTAL PERMITS, ETC. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

         3.8. OFFERING. Subject in part to the accuracy of the representations in Article II hereof, the offer, sale and issuance of the Series A Preferred Stock hereunder in conformity with the terms of this Agreement (and the issuance of the Conversion Shares) constitute transactions exempt from the registration requirements of the Securities Act and from all applicable state securities or "blue sky" laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. During the past six months, the Company has not offered any Common Stock or any securities similar to the Common Stock or Series A Preferred for sale to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof with, any person or persons other than a limited number of institutional or other sophisticated investors deemed to be "accredited investors" (as such term is defined in Rule 501(a) promulgated under the Securities Act) and other than certain employees, directors and consultants who were granted stock options and, in any event, all such offerings were exempt from registration under, and in accordance with, the Securities Act and applicable state securities and "blue sky" laws.

         3.9. INTELLECTUAL PROPERTY.

                  (a) The Company has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company as currently conducted and as currently proposed to be conducted (collectively, "Intellectual Property"). All of such patents, trademarks and registered copyrights owned by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 3.9 contains a complete list of all patents, patent applications, trademarks, service marks and copyrights of the Company, whether registered or unregistered, and applications therefor pending or under preparation and registrations, renewals, extensions and the like thereof.

                  (b) All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are, to the knowledge of the Company, after due investigation, in full force and effect and, to the knowledge of the Company, there is no material default by any party thereunder.


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                  (c) The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

                  (d) To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect on the Company. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. To the knowledge of the Company, no person is infringing upon the Intellectual Property. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons, other than such agreements that would not materially restrict the Company from conducting its business as currently conducted.

                  (e) No proceedings (whether private or governmental) have been instituted or are pending which challenge in a material manner the rights of the Company to use the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, all of its Intellectual Property. No order, holding or judgment has been rendered by any governmental or judicial authority that limits the Company's use of the Intellectual Property.

         3.10. FINANCIAL STATEMENTS. The financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The Company does not have any material liabilities that are not disclosed in the SEC Documents.

         3.11. NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000, since September 30, 2000, there has not been (i) any Material Adverse Effect affecting the Company, (ii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has a Material Adverse Effect.

         3.12. REPORTING STATUS. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or


                                      - 8 -

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necessary to make the statements therein in light of the circumstances under which they were made not misleading:

                  (a) The 10-K;

                  (b) The Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                  (c) The Company's Proxy Statement for its 2000 Annual Meeting of Stockholders; and

                  (d) All other documents, if any, filed by the Company with the SEC since December 31, 1999 pursuant to the reporting requirements of the Exchange Act.

         3.13. FOREIGN CORRUPT PRACTICES. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         3.14. NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

         3.15. CONTRACTS. Except as set forth in Schedule 3.15, the contracts described in the SEC Documents or that are filed as exhibits thereto are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

         3.16. TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the shares of Series A Preferred Stock to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         3.17. INVESTMENT COMPANY. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         3.18. OFFERING MATERIALS. The Company has not distributed and will not distribute prior to the Closing Date to anyone other than the Investors any offering material in connection with the offering and sale of the Series A Preferred Stock. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the


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Company which would bring the offer, issuance or sale of the shares of Series
A Preferred Stock, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.

         3.19. REGISTRATION RIGHTS. No persons have the right to require the Company to include securities in a registration statement filed by the Company with the SEC, other than with respect to the Company's June 28, 1999 private placement of 1,505,003 shares of Common Stock and the Company's Warrant No. W-1 dated May 8, 1996.

IV.      COVENANTS OF THE COMPANY

         4.1. BOARD; EXECUTIVE COMMITTEE.

                  (a) The Company's Board of Directors has, subject to the consummation of this Agreement, duly expanded the size of the Board by 1 and appointed Richard Franklin and Gere diZerega to fill the vacancies in the Board of Directors. As long as Messrs. Franklin and diZerega (or other nominees of the Investors holding a majority of the Series A Preferred ("Nominees")) shall be directors of the Company, such persons shall be deemed to be the Series A Directors (as defined in the Certificate of Designations for the Series A Preferred); provided, however, that when the Series A Preferred converts into Common Stock, Messrs. Franklin and diZerega (or such other Nominees) shall continue to serve as directors of the Company until the next general election of directors of the Company, subject to removal as provided under applicable law.

                  (b) The Company's Board of Directors has, subject to the consummation of this Agreement, caused the Executive Committee of the Board of Directors (the "Executive Committee") to consist of Robert Hickey, Richard Franklin and Gere diZerega and no other members. The Executive Committee will consist of these three individuals and no other members; except that if Mr. Franklin or Mr. diZerega is no longer serving as a director and the holders of Series A Preferred shall have designated a replacement Nominee, such Nominee shall be appointed to the Executive Committee, and if Mr. Hickey is no longer serving as a director, then a majority of the remaining directors may appoint one of themselves to the Executive Committee, in each case in accordance with
Section 4.8 of the By-laws of the Company. Attached hereto as Schedule 4.1(b) are the resolutions of the Board of Directors of the Company forming, and defining the powers of, the Executive Committee. Such resolutions are in full force and effect and there are no other resolutions pertaining to the subject matter thereof. The Company will not hereafter take any action to disband or otherwise limit the powers of the Executive Committee, and in this connection, the Company will not amend in any respect the provisions of the Company's By-laws governing the Executive Committee, other than in accordance with Section
10.1 of the By-laws. The Company's obligations under this Section 4.1(b) will lapse upon conversion of the Series A Preferred into Common Stock.

                  (c) Without the consent of a majority of the full Executive Committee or the Board of Directors (including at least one Series A Director), the Company will not disburse any funds or incur any obligations of any nature whatsoever. The Board of Directors will not overrule any action of the Executive Committee except with the consent of at least one Series A Director. By resolutions attached hereto as Exhibit 4.1(c), the Company has amended the By-laws of the Company in accordance with Section 10.2 thereof to include the first two sentences of this Section 4.1(c), and the Company will not amend, alter or repeal such amendments to the Company's By-laws, other than in accordance with Section
10.1 of the By-laws. The Company's obligations under this Section 4.1(c) will lapse upon conversion of the Series A Preferred into Common Stock.

         4.2. LISTING. The Company agrees to take all action required to list the Conversion Shares on any stock exchange or quotation system on which the Company's Common Stock may be listed or quoted.

         4.3. RULE 144. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Conversion Shares to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as an Investor owns any Series A Preferred or Conversion Shares, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such securities without registration.

         4.4. USE OF PROCEEDS. The $500,000 invested by the Investors hereunder will be used as directed by the Executive Committee.

         4.5. SUBORDINATION OF REGISTRATION RIGHTS. Set forth on Schedule 5.5 is a list of the purchasers in the Company's private placement of Common Stock completed in June, 1999. The Company has obtained the agreement of the indicated purchasers that the registration rights applicable to the securities purchased in such private placement will be subordinated to the rights of the holders of "Warrants" and "Warrant Securities," as such terms are defined as of the date hereof in the Company's Warrant No. W-1 dated May 8, 1996 issued to Wedbush Morgan Securities, Inc. The Company will use commercially reasonable efforts to obtain similar agreements from the remaining purchasers.

V.       COVENANTS OF THE INVESTORS

         5.1. CONFIDENTIALITY. Each Investor agrees, as to itself and not the other Investors, that it will not disclose the terms of this Agreement, or any other information which it may have acquired from the Company in the course of this Agreement and which the Company has identified as material nonpublic information, except to the extent (i) that such terms or other information become generally available to the public other than by disclosure in violation of this Agreement, (ii) that such information was properly within the Investor's possession prior to being furnished by the Company, (iii) that such information becomes available to the Investor on a non-confidential basis, such as through disclosure by third parties who have the right to disclose the information, and (iv) to the extent compelled by judicial process, provided that in the event of compulsion by judicial process, the Investor will inform the Company promptly upon its receipt of notice of judicial process compelling such disclosure.

VI.      MISCELLANEOUS

         6.1. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand (or express delivery service) against written receipt therefor, addressed to the Company, at P.O. Box 219, Little Silver, New Jersey 07739 (or such other address as the Company shall describe in a written notice to the Investors), with a copy to Keith Moskowitz, Greenberg Traurig, 200 Park Avenue, New York, NY 10166, Facsimile 212.801.6400; and to any Investor at the Investor's address indicated on the last page of this Agreement (or such other address as such Investor shall describe in a written notice to the Company), with a copy to David Waksman, Dechert, 997 Lenox Drive, Building 3, Suite 210, Lawrenceville, NJ 08648, Facsimile 609.620.3259. Notices shall be deemed to have been given (i) three days after deposit in first-class mail, return receipt requested, assuming return of receipt, (ii) the next business day after deposit with a nationally recognized overnight courier service for next business day delivery, or (iii) or on the date of hand delivery.

         6.2. AMENDMENTS. This Agreement shall not be changed, modified or amended except by a writing signed by the Company and the Investors representing a majority of the Series A Preferred purchased hereunder.

         6.3. SURVIVAL. The representations made by any party herein shall survive the execution hereof for a period of two years.

         6.4. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. The rights and obligations of this Agreement may not be assigned. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         6.5. CHOICE OF LAW. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of Series A Preferred hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the Investor shall furnish in writing to the other party.

         6.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

         6.7. SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         6.8. WAIVERS. It is agreed that a waiver by a party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         6.9. FURTHER ACTIONS. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         6.10. HEADINGS. The section headings in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.

         6.11. EXPENSES. The Company shall pay the reasonable fees and expenses of Dechert in connection herewith up to $30,000.

   IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first written above.



                                      LIFE MEDICAL SCIENCES, INC.
                                      By:   /s/  Robert P. Hickey
                                            ------------------------
                                            Robert P. Hickey
                                            Chairman, President and Chief
                                            Executive Officer



VANGELIS LTD.                               50,000 Shares


By:   /s/  Dr. Hans-Rudolf Staiger
     --------------------------------
     Name:  Dr. Hans-Rudolf Staiger
     Title:  Director
     Address:  Genferstrasse 24, P.O. Box 677,
               CH-8027 Zurich
               Switzerland


CAMBO HOLDINGS LTD.                        50,000 Shares


By:   /s/  Sven-Erik Nilsson
     -------------------------
     Name:  Sven-Erik Nilsson
     Title:  Director
     Address:  11 Jaillet
               CH-1277 Borex, Switzerland

ORACLE OPPORTUNITIES LTD.                 75,000 Shares


By:   /s/ John O'Kelly-Lynch
     --------------------------
     Name:  John O'Kelly-Lynch
     Title:  Director
     Address:  Warner Building
               85 Reid Street
               Hamilton
               HM 12
               Bermuda

VENTURA, INC.                              150,000 Shares


By:   /s/ V. Stephanie Cox
     ----------------------
     Name:  V. Stephanie Cox
     Title:  Director
     Address:  P.O. Box F-43I22
               Freeport, Bahamas

DECTON LIMITED                             65,000 Shares
IPC Management Trust reg.


By:   /s/  Dr. Erik Moller   /s/ Hans-Jorg Gatt
     ------------------------------------------
     Name:  Dr. Erik Moller   Hans-Jorg Gatt
     Title:  [Illegible]
     Address:  Road Town
               Tortola
               British Virgin Islands

SIMON HODSON                               10,000 Shares


By:   /s/ Simon Hodson
     ------------------------------
     Address:  404, 23 Armenias Street
               Strovolos 2003, Nicosia, Cyprus


SCHWEIZERISCHE GESELLSCHAFT FUR            100,000 Shares
AKTIENHANDEL UND RESEARCH AG


By:   /s/ J. Kohler /s/ Reto A. Garzetti
     ----------------------------------------
     Name:  J. Kohler        Reto A. Garzetti
     Title:  Partner         Partner
     Address:  Kirchstrasse 6
               8807 Freienbach
               Switzerland